ADMINISTRATIVE SERVICES AGREEMENT


         THIS  ADMINISTRATIVE  SERVICES  AGREEMENT (the "Agreement") is made and
entered into  effective               , 1996, by and between  INTEGRATED  LIVING
COMMUNITIES,  INC.,  a  Delaware   corporation  (the "Company")  and INTEGRATED
HEALTH  SERVICES, INC., a Delaware corporation (the "IHS").

         WHEREAS, Company is engaged in the business of owning and operating assisted living facilities ("ALFs"); and

         WHEREAS, the IHS is experienced in the administration and operation of ALFs; and

         WHEREAS, the Company desires to engage IHS to provide the services described herein, and IHS desires to accept such engagement, upon the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I
                                      TERM

         1.1 This Agreement shall be effective as of its date and shall continue in effect for an initial term of twelve (12) months. This Agreement automatically shall be renewed for a further term of twelve (12) months unless either party gives notice to the other of its election not to so renew at least ninety (90) days prior to the expiration of the initial term.


                                   ARTICLE II
                                    SERVICES

         2.1 Engagement; Responsibilities of IHS. Company hereby engages IHS and its affiliates (collectively, "IHS") to provide the services described below (the "Services"), subject to the terms of this Agreement.

                  (a) Accounts Payable. IHS shall establish such systems, as necessary, to improve the efficiency and operations of the ALFs, which services may include the centralization of billing and accounts payable at Company's location. IHS shall supervise the processing and paying of all bills for the account of the Company. All costs for paying accounts payable, including data processing costs, shall be at the Company's expense.





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                  (b)      Accounts Receivable.

                           1.  Establishment of  Certain   Systems.   IHS  shall
establish such systems, as necessary, to improve the efficiency and operations of the ALFs, which services may include the centralization of accounts receivable at the Company's location.

                  (c)      Corporate Accounting.  IHS shall maintain or cause to
be maintained, an accurate accounting system in connection with its administration of the Company. The books and records shall be kept in accordance with generally accepted accounting principles. All books and records maintained by IHS relating to the operations of the Company shall be the property of the Company. IHS shall respond to any reasonable request of the Company concerning Company's books and records and shall provide reasonable assistance to the Company's auditors in connection with the preparation of an annual audited financial statement for the Company. Such audit shall be at Company's expense. IHS shall, directly or through an affiliate, provide the data processing required to maintain the accounting records of the ALFs. IHS shall make recommendations for computer systems to be placed in ALFs and will make arrangements for the purchase or lease of such hardware and software at Company's expense.

                  (d) Payroll and Payroll Tax Filing. All payroll services will be performed at the Company and supervised by IHS or IHS may subcontract portions of the payroll services to an outside payroll service. IHS shall supervise at Company's expense the processing and issuance of all payroll checks for the Company. IHS shall, directly or through an affiliate, provide the data processing required to maintain the payroll records of the Company. IHS shall make recommendations for computer systems to be placed in ALFs and will make arrangements for the purchase or lease of such hardware and software at Company's expense. All such data processing and computer costs shall be at the Company's expense. IHS shall at Company's expense prepare or cause to be prepared and filed all necessary reports with respect to withholding taxes, social security taxes, unemployment taxes, disability insurance and other unaudited services.

                  (e)      Human Resources Support.

                  IHS shall, under the sole discretion of the Company, be responsible for human resources support services, including, but not limited to, the hiring and discharge of employees of the Company, and the administration of employee benefits.

                  (f)      Risk Management Support.

                  IHS shall apply for, obtain and maintain on behalf of the Company and at the Company's expense at all times during the term of this Agreement, the following insurance in such amounts and coverage as may be determined by the Company upon consultation with IHS, or as may be required by any financing or lease arrangements of the Company, whichever is greater.


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                           (i)  Commercial primary and excess general liability,
                  including automobile liability (as needed), products liability bonds, professional and other liability, and property damage insurance, insuring the Company and IHS against loss or liability for damages or personal injury, death, or property damage arising or resulting from the management, maintenance, and/or operation of the ALFs;

                           (ii) Such  workers'  compensation  and other  similar
                  insurance as may be required by law or as may be required to insure the Company and IHS against loss or the payment of damages for such liabilities as may be imposed by law;

                           (iii) Unemployment Compensation insurance through the
                  appropriate state agencies; and

                           (iv)  Fidelity and honesty insurance.

                  All insurance provided for under the foregoing provisions of this Section shall be effected by policies issued by insurance companies with at least an "A-" rating from A.M. Best and of good reputation, of sound adequate financial responsibility, and properly licensed and qualified to do business in the states where the Company and its ALFs are located.

                  Each of the policies of insurance referred to in Paragraphs [i] through [iv] of this Section shall insure the Company and IHS and their respective officers, partners, directors, shareholders, managers and employees. IHS and its officers, partners, directors, shareholders, managers and employees shall, to the extent permissible, be named as additional insured under all such policies of insurance.


                                   ARTICLE III
                                  COMPENSATION

         3.1 Commencing upon the date of this Agreement, as full and exclusive compensation for the Services to be rendered by IHS during the term of this Agreement, the Company shall pay to IHS at its principal office, or at such other place as IHS may from time to time designate in writing, and at the times hereinafter specified an administration fee (the "Administration Fee") of one point two percent (1.2%) of the gross revenues of each ALF per month.

         3.2 IHS will bill the Company monthly by itemized invoice for services provided, and reimbursable expenses incurred, during the preceding month, which invoice shall include a calculation of the Administration Fee. The Company will pay invoices for Administration Fees and reimbursable expenses set forth in Exhibit A hereto within thirty (30) days of receipt.





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                                   ARTICLE IV
                       TERMINATION OF PORTION OF SERVICES

         4.1 Company may, at its sole option, terminate any portion of the Services described in Article II prior to the expiration or termination of this Agreement, by providing thirty (30) days prior written notice to IHS pursuant to
Section 9.1 hereof; provided Company may not terminate a partial portion of the Services (i.e.: terminate the payroll services and not the payroll tax filing).

         4.2  Upon  the  termination  of  any  portion  of  the  Services,   the
compensation payable to IHS pursuant to Article III hereof will be reduced by the applicable percentage as described below.

                  (a) The Services set forth in Subsection 2.1(a) comprise thirty (30%) percent of the Administration Fee;

                  (b) The Services described in Subsection 2.1(b) comprise five (5%) percent of the Administration Fee;

                  (c) The Services set forth in Subsection 2.1(c) comprise thirty-five (35%) percent of the Administration Fee;

                  (d) The Services described in Subsection 2.1(d) comprise twenty (20%) percent of the Administration Fee;

                  (e) The Services contained in Subsection 2.1(e) comprise five (5%) percent of the Administration Fee;

                  (f) The Services set forth in Subsection 2.1(f) comprise five (5%) percent of the Administration Fee.


                                    ARTICLE V
                            TERMINATION OF AGREEMENT

         5.1 Termination. Either party may terminate this Agreement, with or without cause, by providing notice to the other party pursuant to Section 9.1 hereof, and such termination shall be effective ninety (90) days after receipt of such notice.

         5.2 Surviving Rights Upon Termination. If either party exercises its option to terminate pursuant to this Article V, each party shall forthwith account for and pay to the other all sums due and owing pursuant to the terms of this Agreement. All other rights and obligations of the parties under this Agreement shall terminate, unless otherwise expressly provided for herein.


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                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Indemnification of Company. IHS shall indemnify and hold the Company and its officers, directors, employees, stockholders and affiliates harmless from any and all claims, losses, judgments, damages, expenses and liabilities incurred by the Company and their respective officers, directors, employees, stockholders, and affiliates, including reasonable attorney's fees, arising out of any gross negligence or the willful misconduct of IHS in connection with the performance of its duties under this Agreement. However, IHS's obligation to indemnify Company shall not extend to any claims relating to actions or omissions IHS performs at the direction of the Company. IHS's obligations under this Section 6.l shall survive termination of this Agreement.

         6.2 Indemnification of IHS. Company shall indemnify and hold IHS and its officers, directors, employees, stockholders and affiliates harmless from any and all claims, losses, judgments, damages, expenses or liabilities whatsoever incurred by IHS and its respective officers, directors, employees and affiliates, including reasonable attorneys' fees, arising out of or related to IHS's performance under this Agreement, or any alleged breach of this Agreement by IHS, except for claims, losses, judgments, damages, expenses or liabilities caused by the gross negligence or willful misconduct of IHS or its officers, directors, employees or affiliates in connection with the performance of its duties under this Agreement. The Company's obligations under this Section 6.2 shall survive termination of this Agreement.


                                   ARTICLE VII
                                 CONFIDENTIALITY

         7.1 Non-Disclosure of Confidential Information. Company acknowledges that IHS's business involves the development and use of Confidential Information (defined below) and that IHS may make available such Confidential Information to Company in connection with IHS's duties under this Agreement. IHS acknowledges that Company's business involves the development and use of Confidential Information and that Company may make available such Confidential Information to IHS in connection with IHS's duties under this Agreement. Except as the Company and IHS may disclose in fulfillment of their duties and responsibilities under this Agreement or as the Company and IHS may disclose pursuant to the requirements of law, each party hereto agrees that it shall not, at any time during or after the term of this Agreement, divulge, furnish or make accessible the Confidential Information of the other party hereto to any person or entity for any purpose whatsoever. "Confidential Information" means any confidential or proprietary information not available in the public domain, including, without limitation, manuals, forms, policies and procedures, computer programs, system documentation and related software, patient records and patient information, and any other information of any kind with respect to the finances, business plans or business operations of the parties.




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         7.2      Remedies. The parties agree that an aggrieved party who is the
beneficiary  of  any  restriction   contained   herein  may  not  be  adequately
compensated by damages for a breach of the covenants contained in this Article VII, and such aggrieved party shall be entitled to injunctive relief and specific performance in addition to all other remedies. If a court of competent jurisdiction shall finally determine that the restraints provided for in this
Article VII are too broad as to the activity, geographic area or time covered, said activity, geographic area or time covered will be reduced to whatever extent the court deems necessary, and such covenant shall be enforced as to such reduced activity, geographic area or time period.

         7.3 Proprietary Material. The parties acknowledge and agree that their respective systems, methods, programs, software, brochures, manuals, forms, data, procedures, and related information are proprietary in nature, shall be and remain (along with any corresponding copyrights or similar rights) their sole property and shall not at any time be directly or indirectly used, distributed, disclosed, copied or otherwise employed, except in the operation of the Company under IHS's administration during the term of this Agreement. Upon termination of this Agreement, each party shall return to the other all such proprietary items (including all copies thereof), to use its best efforts to ensure that its employees have not retained any such items and, upon request by any party, to confirm compliance with the foregoing in writing.


                                  ARTICLE VIII
                             SUCCESSORS AND ASSIGNS

         8.1 Assignments by IHS. IHS with the consent of the Company, which consent shall not be unreasonably withheld, shall have the right to assign this Agreement to a wholly or majority owned subsidiary provided that IHS shall not thereby be released from its obligations hereunder. Otherwise, IHS shall have no right to assign this Agreement.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.1 Notices. Any notice or other communication by either party to the other shall be in writing and shall be given and be deemed to have been duly given, upon the date delivered if delivered personally or upon the date received if mailed postage pre-paid, registered, or certified mail, addressed as follows:

                  To the Company:            Integrated Living Communities, Inc.
                                             10065 Red Run Boulevard
                                             Owings Mills, MD 21117
                                             Attn: John Poole




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                  To IHS:                    Integrated Health Services, Inc.
                                             10065 Red Run Boulevard
                                             Owings Mills, MD 21117
                                             Attn:    Eleanor C. Harding
                                                      Marshall A. Elkins, Esq.

or to such other address and to the attention of such other person or officer as either party may designate in writing by notice.

         9.2 Independent Contractor. It is expressly agreed by the Company and IHS that IHS is at all times acting and performing under this Agreement as an independent contractor, and that no act, commission or omission by either the Company or IHS shall be construed to make or constitute the other its partner, principal, agent, joint venturer or associate, except to the extent specified herein.

         9.3 Modifications and Changes. Subject to Section 9.8 hereof, this Agreement cannot be changed or modified except by another agreement that both parties sign.

         9.4 Understanding and Agreements. This Agreement constitutes the entire understanding and agreements of whatsoever nature or kind existing between the parties with respect to IHS's administration and operation of the ALFs.

         9.5 Headings. The article and paragraph headings contained herein are for convenience of reference only and are not intended to define, limit, or describe the scope of intent of any provision of this Agreement.

         9.6 Governing Law. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Delaware.

         9.7 Enforceability. Should any provision of this Agreement be unenforceable as between the parties, such unenforceability shall not affect the enforceability of the other provisions of this Agreement.

         9.8 Force Majeure. No party shall be deemed to be in violation of this Agreement, or shall be liable for any resulting claims, losses, damages, expenses and liabilities if it is prevented, either directly or indirectly, from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, or any statute, regulation or rule of the Federal government, any state or local government, or any agencies thereof. IHS shall not, by entering into and performing this Agreement, become liable for any of the existing or future obligations, liabilities, claims, expenses or debts of the Company.

         9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         9.10     Entire  Agreement.   This  Agreement  constitutes  the  entire
agreement of the parties in regard to the subject matter herein. This Agreement is intended as a complete and exclusive statement of the terms of their agreement with respect to the subject matter hereof and shall supersede all prior and concurrent promises, representations, negotiations, discussions and agreements that may have been made in connection with the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Administrative Services Agreement effective as of the day and year first above written.

Company:                                 IHS:

INTEGRATED LIVING                        INTEGRATED HEALTH
COMMUNITIES, INC.                        SERVICES, INC.



By:                                      By:
      ------------------------------           ---------------------------------

Title:                                   Title:
      ------------------------------           ---------------------------------








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